EXHIBIT 99.1

FOR IMMEDIATE RELEASE

28 April 2010

For Additional Information:

Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141 PH
512-476-5680 FX
cwhitmore@littlefield.com

Littlefield Corporation Announces
Q1 2010 Results
Achieves Record Revenue and Profit

Littlefield Corporation (OTCBB: LTFD) today announced record levels of revenue and profit for the first quarter of 2010.

The Company achieved a record level of quarterly bingo revenue exceeding $3,000,000 for the first time in the Company’s history.

The Company’s net income reached $620,000 with its income from continuing operations increasing by 58%, an improvement of almost $250,000 over the prior year.

The Q1 2010 results include approximately $369,000 of notable items:

•	$84,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$125,000 of legal expense for South Carolina, Texas and its Furtney litigation,
•	$122,000 related to an arbitration judgment,

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•	$13,000 in asset disposals and
•	$25,000 for non-cash stock-based compensation.

The Q1 2009 results included approximately $391,000 of notable items:

•	$257,000 of expense from Texas start-ups and re-openings,
•	$85,000 from legal expense related to South Carolina and Texas and its Furtney litigation,
•	$10,000 of consideration related to acquisitions,
•	$8,000 in asset disposals and
•	$31,000 for non-cash stock-based compensation expense.

The Company’s Entertainment business is referred to as “continuing” operations and the Hospitality segment divested in the second quarter of 2009 is referred to as “discontinued” operations in this report.

HIGHLIGHTS

Highlights of the first quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q1 2010 revenue was a record $3,046,320, up $221,059 or 8% from last year.

2.	Total consolidated Q1 2010 gross profit including the noted items was $1,529,474, up $358,016 or 31% versus the prior year.

3.	Total gross profit margin expanded to 50% of revenue from 41% of revenue in 2009.

4.	Income from continuing operations including the noted items was $620,202, up $227,210 or 58% over 2009.

The following report is based upon unaudited financial statements.

REVENUE
	Q1 2010	Q1 2009	Variance	% Change
LTFD Corporation	$3,046,320	$2,825,261	$221,059	8%
Entertainment	3,027,217	2,805,185	222,032	8%
Other	19,103	20,076	$(973)	NM

The increase in Entertainment revenue largely represents a broad improvement in South Carolina.  Other revenue reflects ancillary revenue not included in Entertainment.

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The historical trend of revenue changes shown below correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.  Though revenues have begun to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)
TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%	4%

TREND OF REVENUE CHANGES	Q1 2010
Entertainment	8%

GROSS PROFIT
	Q1 2010	Q1 2009	Variance	% Change
LTFD Corporation	$1,529,474	$1,171,458	$358,016	31%
Entertainment	1,510,371	1,151,382	358,989	31%
Other	19,103	20,076	$(973)	NM
Gross profit % excluding start-up activities	54%	52%
Gross profit %	50%	41%

The Entertainment gross profit increase was mainly attributed to the contribution of the South Carolina improvement and restructuring actions including certain hall closures.

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CORPORATE OVERHEAD

	2010	2009	Variance	% Change
FIRST QUARTER	$540,289	$541,915	$(1,626)	(0%)

Corporate overhead approximated the same level as the prior year’s quarter, as measured by management. See the reconciliation of GAAP and Non-GAAP financial measures which follows.

INCOME and BASIC EPS FROM CONTINUING OPERATIONS

	2010	2009	Variance
Q1 Income excluding noted items	$989,609	$784,335	$205,274
Q1 Income	$620,202	$392,992	$227,210
Q1 Basic Earnings per share	$0.03	$0.02	$0.01
Q1 Basic weighted average shares outstanding	17,917,258	16,754,901	1,162,357

NET INCOME and BASIC EPS (INCLUDING DISCONTINUED OPERATIONS)

	2010	2009	Variance
Q1 Net Income	$620,202	$282,589	$337,613
Q1 Basic Earnings per share	$0.03	$0.02	$0.01
Q1 Basic weighted average shares outstanding	17,917,258	16,754,901	1,162,357

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“This was a very good quarter--- record revenue and profits --- achieved in a very challenging economy.  The results speak for themselves.  What is left unsaid is the high probability of continuing this trend of quarterly improvements through the balance of the year.

It is particularly gratifying to see that our corporate overhead remains under tight control and that our margins have expanded nicely indicating the exceptional leverage we enjoy on marginal revenue increases in the face of excellent expense control.

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During the quarter we completed an asset purchase of an additional hall in South Carolina and have undertaken a substantial renovation to ensure its initial very significant positive performance continues.

In the face of a meaningful level of economic distraction we have gone about our business quietly and efficiently and have ground out a nice improvement in our margins from 41% to 50%.  This is very significant.

We have a wealth of opportunities to improve our financial performance and we will continue to diligently pursue them whether through acquisitions, improvements at existing bingo halls, expense reductions of all types and the deployment of better management and modern marketing.

Barring unforeseen changes I am optimistic the favorable year over year trends will continue.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, April 30, 2010, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

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Gross profit	Q1 2010	Q1 2009
Gross profit (GAAP basis)	$1,529,474	$1,171,458
Hall start-up activities	83,863	257,623
Gross profit (non-GAAP basis)	$1,613,337	$1,429,081

Corporate overhead	Q1 2010	Q1 2009
General and administrative expenses (GAAP basis)	$708,920	$696,972
Stock-based compensation	(25,176)	(30,985)
Noted legal expenses	(125,018)	(84,578)
Depreciation and amortization	(18,437)	(29,494)
Acquisition consideration	---	(10,000)
	(168,631)	(155,057)
Corporate overhead (non-GAAP basis)	$540,289	$541,915

Income (loss) from continuing operations	Q1 2010	Q1 2009
Operating income (loss) (GAAP basis)	$620,202	$392,992
Hall start-up activities	83,863	257,623
Stock-based compensation	25,176	30,985
Noted legal expenses	125,018	84,578
Arbitration judgment	122,449	---
Other asset disposals	12,901	8,157
Acquisition consideration	---	10,000
	369,407	391,343
Income (loss) excluding noted items (non-GAAP basis)	$989,609	$784,335

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.